LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these present, that the undersigned, hereby constitutes and appoints Kevin Berryman, Michael Tyler and Justin Johnson as the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer corporation and or director of Jacobs Engineering Group Inc. (the
"Company"), Form 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, and at other forms or reports the undersigned ownership, acquisition or disposition of securities of the Company;

(2)	do and perform any and all other acts for an on behalf of the undersigned which may be necessary or desirable to complete, execute and file any such Form 3, 4 and 5, or other form or report, and timely file such forms with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such information, terms and conditions as such attorney in fact may authorize or approve in such attorney in facts discretion.

The undersigned hereby grants to each such the Attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney in fact, or the attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned hereby acknowledge that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming any of my responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.

IN WITNESS WHEREOF, I hereby cause this Power of Attorney to be executed as of this 10th day of August 2010.




                                         Vincent K. Brooks
                                         _________________________________
                                         Vincent K. Brooks